Exhibit 10.39

August 1, 2016 Dean J. Warras * * Dear Dean: On behalf of Phibro Animal Health Corporation (the “Company") I am pleased to provide you with the retention bonuses described in this letter (this “Retention Letter Agreement") such that we may continue to count on your valuable contribution toward the Company's future success. The retention bonuses provided herein are subject to the terms and conditions set forth below. On or about on each of July 31, 2016, January 31, 2017, July 31, 2017, and July 31, 2018 (each, a “Payment Date"), and subject to your continued employment through the applicable Payment Date, the Company will provide you with a retention bonus of, respectively, $300,000, $120,000, $250,000, and $250,000 (each, a "Retention Bonus"). Each Retention Bonus will be subject to clawback by the Company in the event that you resign or are terminated for cause by the Company, in each case, during the 60-month period following the applicable Payment Date: provided, that such clawback obligation shall decrease ratably (on a monthly basis) such that the amount of each Retention Bonus subject to such clawback at any given time shall be determined by multiplying the Retention Bonus by a fraction, (x) the numerator of which is 60 minus the number of full months that have elapsed since the relevant Payment Date and (y) the denominator of which is 60. Dean, I am excited about our future at the Company and the potential of your leadership, and I look forward to working with you. Please indicate your acceptance of this Retention Letter Agreement and these terms by signing and returning a copy to the Company at your earliest convenience. Sincerely, Larry L. Miller Chief Operating Officer Copy: Jack Bendhelm Dan Welch The above terms and conditions accurately reflect our understanding regarding the terms and conditions of the Retention Bonuses, and I hereby confirm my agreement to the same. Dated: August 2, 2016 Dean J. Warras HEALTHY ANIMALS. HEALTHY FOOD. HEALTHY WORLD.® GlenPointe Centre East, 3rd Floor / 300 Frank W. Burr Blvd., Ste. 21 /Teaneck, NJ 07666-6712 Direct: 1-201-329-7300 / Fax: 1-201-329-7399